Exhibit 99
(Southern Company Logo)

                             INFORMATION STATEMENT

                     -------------------------------------

                         SPIN-OFF OF MIRANT CORPORATION
                   (FORMERLY KNOWN AS SOUTHERN ENERGY, INC.)
                            THROUGH THE DISTRIBUTION
                              BY SOUTHERN COMPANY
                            OF 272,000,000 SHARES OF
                             MIRANT COMMON STOCK TO
                      SOUTHERN COMPANY COMMON STOCKHOLDERS

     This Information Statement is being sent to you because we are spinning off our Mirant Corporation ("Mirant") subsidiary to the holders of our common stock. We are effecting this spin-off by distributing approximately .39 of a share of Mirant common stock as a non-taxable distribution for each outstanding share of common stock of The Southern Company ("Southern Company"). The total number of Mirant shares to be distributed is 272,000,000. The Mirant shares will be distributed as of 5:00 p.m., Eastern Time, on April 2, 2001 (the "Distribution Date") to holders of record of Southern Company common stock at 5:00 p.m., Eastern Time, on March 21, 2001 (the "Record Date").

     Mirant is a global competitive energy company with leading energy marketing and risk management expertise. The Southern Company Board of Directors has determined that it would be in the best interests of Southern Company stockholders to separate Mirant from Southern Company. In September 2000, Mirant completed an initial public offering of approximately 19.7 percent of its common stock. Following this spin-off, Southern Company will no longer own any shares of Mirant, and Mirant will be a fully independent, publicly traded company.

     No vote of Southern Company stockholders is required in connection with the Mirant spin-off, and you are not required to take any action. This Information Statement contains details about the terms of the spin-off, certain tax consequences of the spin-off and Mirant common stock. It is for your information only. If you have questions after reviewing the Information Statement, please call the Information Agent at (866) 825-8875.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MIRANT COMMON STOCK TO BE ISSUED TO YOU PURSUANT TO THIS SPIN-OFF OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS INFORMATION STATEMENT IS MARCH 6, 2001.

                         INFORMATION ABOUT THE SPIN-OFF

     On February 19, 2001, the Southern Company Board of Directors approved the spin-off of Mirant to Southern Company's common stockholders. To effect this spin-off, the Southern Company Board approved the distribution of the 272,000,000 shares of Mirant common stock owned by Southern Company to holders of record of Southern Company common stock. These shares represent about 80.3 percent of the outstanding shares of Mirant common stock. The Mirant shares will be distributed as of 5:00 p.m., Eastern Time, on April 2, 2001.

     You will NOT be required to pay any cash or other consideration for the shares of Mirant common stock distributed to you or to surrender or exchange your shares of Southern Company common stock to receive the distribution of Mirant common stock.

THE NUMBER OF SHARES YOU WILL RECEIVE

     The actual number of shares of Mirant common stock that will be distributed to you will be calculated as of the Record Date. The ratio that will be used to determine the number of Mirant common shares you will receive for each share of Southern Company common stock you own on the Record Date is calculated as follows:

                                  272,000,000
          (which is the total number of shares of Mirant common stock to be distributed in the spin-off)

                                   Divided by

          The total number of shares of Southern Company common stock outstanding at 5:00 p.m., Eastern Time, on March 21, 2001

     We cannot now determine the actual number of shares of Mirant common stock to be distributed to you since that number can not be calculated until 5:00 p.m., Eastern Time, on the Record Date. Based on the number of shares of Southern Company common stock outstanding as of February 28, 2001, you would receive approximately .39 of a share of Mirant common stock for each share of Southern Company common stock that you own on the Record Date.

     Promptly following the Record Date, we will announce the actual ratio representing the number of shares of Mirant common stock to be distributed in the spin-off in respect of each share of Southern Company common stock. This ratio will also be included in the distribution statement that will be mailed to each registered owner of Southern Company common stock and will be posted on our website at www.southerncompany.com.

WHEN AND HOW YOU WILL RECEIVE THE MIRANT SHARES

     The Mirant shares will be distributed on April 2, 2001 by releasing our shares of Mirant common stock to Southern Company Services, Inc. (the "Distribution Agent"). As of 5:00 p.m., Eastern Time, on April 2, 2001, the Distribution Agent will cause the shares of Mirant common stock to be registered in accounts established in the ownership records of Mirant.

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


     Registered Holders. If you own shares in registered form (including shares for which you have certificates and any shares which you hold through the Southern Investment Plan), the Mirant shares distributed to you will be registered in your name and you will become the record holder of that number of shares of Mirant common stock.

     Street Name Holders. If your shares are held in a brokerage account or with a nominee, the distribution will be credited to the account of your brokerage firm or nominee. Your broker/nominee will in turn credit your account for the Mirant shares that you are entitled to receive. This could take up to two weeks from the Distribution Date.

     Sale of Fractional Shares. The Distribution Agent will not deliver any fractional shares of Mirant common stock in connection with the spin-off. Instead, the Distribution Agent has been instructed to aggregate the fractional shares and sell them through an independent broker-dealer on the open market. Such sales are expected to be made as soon as practicable after the Distribution Date. Holders who would otherwise receive a fractional Mirant share will receive instead a cash payment in the amount of a pro-rata share of the proceeds of the sales, net of commissions and charges.

     Book-Entry Registration. Mirant common stock will be issued in book-entry form through the Direct Registration System. Mirant's transfer agent and registrar, Mellon Investor Services, LLC, will hold your book-entry shares. If you wish to receive a physical certificate after the Distribution Date, you should contact Mirant's transfer agent (See page 8 for telephone number and address).

     Distribution Statement and Fractional Share Check. Following the Distribution Date, a distribution statement will be sent to you showing your ownership interest in Mirant common stock. You will also receive a check attached to the distribution statement for your pro rata share of the net proceeds from the sales of any fractional share and a Form 1099B reflecting your proceeds from the fractional share sales. We currently estimate that it will take up to 10 days from the Distribution Date to complete the mailings of distribution statements and checks for any fractional shares.

TRADING IN SOUTHERN COMPANY AND MIRANT STOCK

     Beginning about March 19, 2001, and continuing through market close on April 2, 2001, the New York Stock Exchange ("NYSE") may establish two markets in Southern Company common stock, a "regular way" market and a "when-issued" market. Shares that trade in the "regular way" market will trade WITH the entitlement to shares of Mirant common stock to be distributed pursuant to the spin-off. Shares that trade on the "when-issued" market will trade WITHOUT the entitlement to shares of Mirant common stock to be distributed pursuant to the spin-off. Therefore, if you own shares of Southern Company common stock at 5:00 p.m., Eastern Time, on the Record Date and sell those shares on the "regular way" market prior to market close on April 2, 2001, the Distribution Date, you will ALSO be trading the shares of Mirant common stock that otherwise would have been distributed to you pursuant to the spin-off.

     Furthermore, beginning about March 19, 2001, and continuing through market close on April 2, 2001, the NYSE may establish two markets in Mirant common stock, a "regular way" market and a "when-issued" market. The "regular way" market will be the same market for Mirant common stock that currently exists. The "when-issued" market will be a market for shares of Mirant that will be distributed to Southern Company stockholders on the Distribution Date.

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


     Contracts made in the "when-issued" markets are contingent on the distribution of Mirant common shares pursuant to the spin-off. Settlement for these contracts would occur on April 6, 2001.

     Following the distribution, Southern Company common stock will continue to be listed and traded on the NYSE under the symbol "SO." As a result of the distribution, the trading price of Southern Company common stock immediately following the distribution will likely be lower than the trading price of Southern Company common stock immediately prior to the distribution.

SALES AND PURCHASES OF SHARES THROUGH THE SOUTHERN INVESTMENT PLAN

     During the period that the NYSE establishes two markets for Southern Company common stock, "regular way" and "when-issued," the Administrator for the Southern Investment Plan will suspend the purchase and sale of Southern Company common stock THROUGH the Plan. Southern Investment Plan participants who have questions regarding Plan sales and purchases during this period should contact SCS Stockholder Services.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     Tax-Free Status of the Spin-off. We have received a private letter ruling from the Internal Revenue Service ("IRS") stating that our distribution of whole shares of Mirant common stock to our common stockholders in connection with the spin-off will be tax-free to Southern Company and to our common stockholders for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

 -- Southern Company common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Mirant common stock as a result of the spin-off; and

 -- Southern Company will not recognize a gain or loss by reason of the spin-off.

     Although private letter rulings are generally binding on the IRS, our stockholders and we will not be able to rely on the ruling if any one of the factual representations or assumptions we made to obtain the ruling is incorrect in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply; and our common stockholders and we could be subject to tax.

     Subsequent Sale of Stock. If you sell your shares of Mirant common stock or Southern Company common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." In most cases, this gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis. Your tax basis for the Mirant common stock received in the spin-off will be determined based on your tax basis in the Southern Company common stock with respect to which your distribution of Mirant common stock was made. Following the spin-off, your aggregate tax basis in your shares of Southern Company common stock and Mirant common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Southern Company common stock immediately prior to the spin-off. The aggregate tax basis in your shares of Southern Company common stock immediately prior to the spin-off will be allocated between your Southern Company common stock and Mirant common stock in proportion to the fair market value of Southern Company common stock and Mirant common stock at market close on April 2, 2001, the last trading day before the distribution.

     Additional Information to Help You Calculate Your New Tax
Basis. Additional information will be sent to you with the distribution statement concerning the allocation of your tax basis in Southern Company common stock between your shares of Southern Company common stock and Mirant common

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


stock, including fractional shares. This information will also be posted on our web site at www.southerncompany.com.

     Holding Period. The holding period for capital gains purposes of shares of Mirant common stock received in the distribution will include the holding period of the Southern Company common stock in respect of which the distribution was made, provided the stockholder holds the Southern Company common stock as a capital asset on the Distribution Date.

     Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Mirant common stock as part of the spin-off, the cash will be treated for U.S. federal income tax purposes as paid in exchange for the fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for the fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Southern Company common stock in respect of which you received your distribution of Mirant common stock.

     State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Mirant common stock and any payment for fractional shares.

     Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return - for the year in which the spin-off occurs - a detailed statement setting forth certain information regarding the nature of the spin-off. The information necessary to comply with that requirement will be enclosed with the distribution statement. THE INFORMATION STATEMENT TO THE INTERNAL REVENUE SERVICE SHOULD BE COMPLETED AND ATTACHED TO YOUR 2001 TAX RETURN. This form will also be posted on our web site at www.southerncompany.com.

     THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY. STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SPIN-OFF, INCLUDING THE STATE, LOCAL, AND (IF APPLICABLE) FOREIGN TAX CONSEQUENCES.

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


                            INFORMATION ABOUT MIRANT

BUSINESS OVERVIEW

     Mirant Corporation (formerly Southern Energy, Inc.) is a global competitive energy company with leading energy marketing and risk-management expertise. With an integrated business model, Mirant develops, constructs, owns and operates power plants and sells wholesale electricity, gas and other energy-related commodity products. Mirant has extensive operations in North America, Europe and Asia. Mirant has net ownership and leasehold interests in more than 18,000 megawatts (MW) of electric generating capacity around the world, including more than 12,000 MW in the United States. Currently, Mirant is approximately 80.3 percent owned by Southern Company; however, after the Distribution Date, Mirant will be a fully independent, publicly traded company.

     In the Americas region, Mirant owns and leases power plants in North America with a total generation capacity of more than 12,000 MW and controls more than 2,500 MW of additional generating capacity through management contracts. Mirant also has projects under development or pending acquisition of more than 8,000 MW. Mirant Americas owns generation assets in California, Indiana, Maine, Maryland, Massachusetts, New York, Texas, Virginia and Wisconsin. Through Mirant Americas Energy Marketing, LP ("MAEM") (formerly Southern Company Energy Marketing, LP), Mirant markets and trades energy and energy-linked commodities, including electricity, gas, coal and emission allowances. MAEM is one of the leading electricity and gas marketers in the United States. In the Caribbean and South America, Mirant has ownership interests in electric utilities, power plants and transmission facilities. These assets are located in the Bahamas, Trinidad and Tobago, Brazil and Chile. Mirant is pursuing the sale of its Chilean subsidiary.

     In Europe, Mirant has a 49 percent economic interest in Western Power Distribution, which distributes electricity to approximately 1.4 million customers in Southwest England, and a 49 percent economic interest in WPD Limited, which owns and operates the electricity network serving 1 million customers in South Wales and the water distribution and wastewater treatment business for all of Wales. WPD Limited is pursuing the sale of its water and wastewater treatment business. Mirant Europe also owns a 26 percent interest in Bewag AG, an electric utility serving more than 2 million customers in Berlin, Germany. Mirant Europe's marketing and risk management business began trading power in the Nordic energy markets in 1999. Mirant Europe began trading power in Germany, The Netherlands and Switzerland in 2000 and is currently preparing to start gas trading in the UK on the IPE (International Petroleum Exchange). Mirant Europe's other target markets for energy marketing and trading include Austria, Italy and central Europe.

     In the Asia-Pacific region, Mirant has a net ownership interest in more than 3,400 MW of generation capacity in the Philippines and China, including 250 MW under construction. Most of Mirant Asia-Pacific's revenues are derived from long-term contracts with government entities or regional power boards and are predominantly linked to the U. S. dollar to mitigate foreign currency risk.

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


BACKGROUND OF THE SEPARATION OF MIRANT FROM SOUTHERN COMPANY

     Mirant was incorporated in Delaware on April 20, 1993 as a wholly owned subsidiary of Southern Company. In April 2000, Southern Company's Board of Directors determined that it would be in the best interests of Southern Company and its stockholders to spin off Mirant into a stand-alone, publicly traded company.

     Mirant launched an initial public offering of approximately 19.7 percent of its common stock on September 26, 2000. Upon completion of the initial public offering, Southern Company owned approximately 80.3 percent of Mirant.

     On February 19, 2001, the Southern Company Board of Directors approved the distribution of the remaining shares of Mirant common stock. The distribution is payable to Southern Company common stockholders who own shares of Southern Company common stock as of 5:00 p.m., Eastern Time, on March 21, 2001, as described in this Information Statement. After the spin-off, Southern Company will not own any shares of Mirant common stock, and Mirant will be a fully independent, publicly traded company.

SOUTHERN COMPANY'S CONTINUED RELATIONSHIP WITH MIRANT

     Southern Company has entered into agreements with Mirant related to the separation of their respective businesses. These separation agreements govern interim and ongoing relationships with Mirant. In particular, Southern Company has entered into an agreement under which Southern Company will continue to provide various interim services to Mirant, including financial, accounting, engineering and other services. Effective as of the time of the completion of the spin-off, executives of Southern Company who have been serving on Mirant's board of directors will no longer serve both companies.

MIRANT COMMON STOCK

     Under Mirant's Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 2,000,000,000 shares of common stock, $0.01 par value, and 125,000,000 shares of preferred stock, $0.10 par value. As of February 28, 2001, there were 338,702,139 shares of Mirant common stock outstanding. Mirant common stock trades on the NYSE under the symbol "MIR." The CUSIP is 604675 10 8.

     Mirant has a stockholders rights plan. Accordingly, one preferred share purchase right is attached to each share of Mirant common stock to be distributed. These rights would cause substantial dilution to any person or group who attempts to acquire a significant interest in Mirant without advance approval from Mirant's board of directors and thus could make an acquisition of control of Mirant more difficult.

MARKET FOR MIRANT COMMON STOCK

     A public market was established for Mirant common stock as a result of Mirant's initial public offering in September 2000. The following table sets forth, for the period indicated, the high and low sale prices of Mirant common stock as reported on the NYSE. We urge you to obtain current quotations for Mirant common stock.

                                                                 HIGH        LOW
                                                                ------      ------
September 27, 2000 to February 28, 2001.....................    $31.88      $20.56

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


MIRANT TRANSFER AGENT

     The transfer agent and registrar for Mirant common stock is Mellon Investor Services, LLC. After April 2, 2001, the Distribution Date, you may contact the transfer agent regarding your Mirant account as follows:

PHONE                       CORRESPONDENCE             INTERNET
(866) Mirant1 (647-2681)    Mellon Investor Services   www.mellon-investor.com
Outside United States:      85 Challenger Road
(201) 329-8660              Ridgefield Park, NJ 07660

                      WHERE YOU CAN FIND MORE INFORMATION

     Mirant and Southern Company are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission ("SEC") including financial statements. Mirant has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Mirant, we urge you to read Mirant's reports filed with the SEC. You may read and obtain copies (at prescribed rates) of Mirant's and Southern Company's reports at the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C., 20549. You also may obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect these reports at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Southern Company and Mirant each maintain a website.

 --  Visit Southern Company's website at www.southerncompany.com

 --  Visit Mirant's website at www.mirant.com

          You can also obtain more information about the spin-off from the Information Agent by calling toll-free

                                 (866) 825-8875

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